Exhibit 99.1

P. O. Box 1980
Winchester, VA 22604-8090

Contact:	Bradley Kosler VP Finance 540-665-9100

AMERICAN WOODMARK CORPORATION ANNOUNCES THIRD QUARTER RESULTS

Fiscal Third Quarter 2026 Financial Highlights:

•Net sales of $324.3 million
•Net loss of $(28.7) million; (8.9)% of net sales, including a non-cash goodwill impairment charge of $30.1 million
•GAAP EPS of $(1.97); adjusted EPS of $0.45
•Adjusted EBITDA of $21.6 million; 6.7% of net sales

Fiscal 2026 Year to Date Financial Highlights:

•Net sales of $1,122.0 million
•Net loss of $(8.0) million; (0.7)% of net sales, including a non-cash goodwill impairment charge of $30.1 million
•GAAP EPS of $(0.55); adjusted EPS of $2.21
•Adjusted EBITDA of $103.5 million; 9.2% of net sales
•Cash provided by operating activities of $31.1 million; free cash flow of $2.1 million

WINCHESTER, Virginia (February 26, 2026) -- American Woodmark Corporation (NASDAQ: AMWD) (“American Woodmark,” “the Company,” “we,” “our,” or “us”) today announced results for its third fiscal quarter ended January 31, 2026.

“Demand trends were once again challenging in both the new construction and remodel markets with new construction softening throughout the quarter. We delivered Adjusted EBITDA margins of 6.7% for the third fiscal quarter, as lower volumes impacted fixed cost absorption,” said Scott Culbreth, President and CEO. “Mitigating tariffs and reducing the impact of lower demand on the business remain our top priorities. Actions include structural cost reductions, supplier negotiations, alternative sourcing, and price increases. The estimated unmitigated tariff impact, in effect as of the end of the third quarter of fiscal 2026, represents approximately 3.5-4.0% of the Company’s annualized net sales with the impact varying by product category. This impact does not include the potential increase on Section 232 tariffs to 50% on January 1, 2027, or any changes due to the Supreme Court decision on February 20, 2026. The Company is also focused on closing the previously announced merger transaction with MasterBrand, Inc., which will enable us to provide a broader product portfolio across expanded channels, advance our innovation capabilities, and create exciting opportunities for team members.”

Third Quarter Results

Net sales for the third quarter of fiscal 2026 decreased $73.3 million, or 18.4%, to $324.3 million compared with the same quarter last fiscal year. Net loss was $(28.7) million ($(1.97) per diluted share and (8.9)% of net sales) compared with net income of $16.6 million ($1.09 per diluted share and 4.2% of net sales) for the same quarter last fiscal year. This decrease of $45.3 million included a non-cash goodwill impairment charge of $30.1 million. This decrease was also due to the following: lower net sales, volume deleverage in our manufacturing locations, higher tariff and input costs, merger-related expenses, and restructuring charges, net. This decrease was partially offset by lower volume-based costs at our operating locations, lower incentive compensation, and controlled discretionary spending across all locations and functions. Adjusted EPS per diluted share was $0.45 for the third quarter of fiscal 2026 compared with $1.05 for the same quarter last fiscal year. Adjusted EBITDA for the third quarter of fiscal 2026 decreased $16.9 million, or 43.9%, to $21.6 million, or 6.7% of net sales, compared with $38.4 million, or 9.7% of net sales, for the same quarter last fiscal year.

AMWD Announces Third Quarter Results

February 26, 2026

Fiscal Year to Date Results

Net sales for the first nine months of fiscal 2026 decreased $187.2 million, or 14.3%, to $1,122.0 million compared with the same period last fiscal year. Net loss was $(8.0) million ($(0.55) per diluted share and (0.7)% of net sales) compared with net income of $73.9 million ($4.79 per diluted share and 5.6% of net sales) for the same period last fiscal year. This decrease of $81.9 million included a non-cash goodwill impairment charge of $30.1 million. This decrease was also due to the following: lower net sales combined with an unfavorable mix shift towards value-based offerings, volume deleverage in our manufacturing locations, higher tariff and product input costs, increased Digital Transformation spending related to our ERP deployment strategy, merger-related expenses, non-cash goodwill impairment, higher interest expense, and restructuring charges, net. This decrease was partially offset by lower volume-based costs at our operating locations, lower incentive compensation, favorable mark-to-market adjustments on our foreign exchange forward contracts, and controlled discretionary spending across all locations and functions. Adjusted EPS per diluted share was $2.21 for the first nine months of fiscal 2026 compared with $5.28 for the same period last fiscal year. Adjusted EBITDA for the first nine months of fiscal 2026 decreased $58.1 million, or 35.9%, to $103.5 million, or 9.2% of net sales, compared with $161.5 million, or 12.3% of net sales, for the same period last fiscal year.

In light of our pending merger with MasterBrand, Inc., previously announced on August 6, 2025, we will not be holding a conference call to discuss our third quarter of fiscal 2026 results and we will not be providing or updating previously issued financial guidance.

Balance Sheet & Cash Flow

As of January 31, 2026, the Company had $28.3 million in cash plus access to $315.7 million of additional availability under its revolving credit facility. Also, as of January 31, 2026, the Company had total debt of $369.1 million, including $193.8 million in term loan debt and $173.4 million drawn on its revolving credit facility and net leverage was 2.26.

Cash provided by operating activities for the first nine months of fiscal 2026 was $31.1 million and free cash flow totaled $2.1 million. The Company repurchased 209,757 shares, or approximately 1.4% of shares outstanding, for $12.4 million during the first nine months of fiscal 2026. No shares were repurchased by the Company in the third quarter of fiscal 2026.

About American Woodmark

American Woodmark celebrates the creativity in all of us. With over 7,800 employees and more than a dozen brands, we’re one of the nation’s largest cabinet manufacturers. From inspiration to installation, we help people find their unique style and turn their home into a space for self-expression. By partnering with major home centers, builders, and independent dealers and distributors, we spark the imagination of homeowners and designers and bring their vision to life. Across our service and distribution centers, our corporate office, and manufacturing facilities, you’ll always find the same commitment to customer satisfaction, integrity, teamwork, and excellence. Visit americanwoodmark.com to learn more and start building something distinctly your own.

Use of Non-GAAP Financial Measures

We have presented certain financial measures in this press release which have not been prepared in accordance with U.S. generally accepted accounting principles (GAAP). Definitions of our non-GAAP financial measures and a reconciliation to the most directly comparable financial measure calculated in accordance with GAAP are provided below following the financial highlights under the heading "Non-GAAP Financial Measures."

Safe harbor statement under the Private Securities Litigation Reform Act of 1995: All forward-looking statements made by the Company involve material risks and uncertainties and are subject to change based on factors that may be beyond the Company's control. Accordingly, actual outcomes and results may differ materially from those expressed or implied in any such forward looking statements. Such factors include, but are not limited to, those described in the Company's filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q. The Company does not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

AMWD Announces Third Quarter Results

February 26, 2026

AMERICAN WOODMARK CORPORATION

Unaudited Financial Highlights

(in thousands, except share data)

Operating Results

	Three Months Ended		Nine Months Ended
	January 31,		January 31,
	2026	2025	2026	2025

Net sales	$324,300	$397,580	$1,121,983	$1,309,190
Cost of sales & distribution	286,548	337,816	956,838	1,070,849
Gross profit	37,752	59,764	165,145	238,341
Sales & marketing expense	19,241	19,537	64,532	65,612
General & administrative expense	19,075	18,632	66,356	60,371
Restructuring charges, net	3,168	520	5,448	1,653
Goodwill impairment	30,129	—	30,129	—
Operating (loss) income	(33,861)	21,075	(1,320)	110,705
Interest expense, net	3,677	2,816	12,344	7,554
Other (income) expense, net	(1,029)	(1,457)	(5,727)	8,485
Income tax (benefit) expense	(7,794)	3,145	86	20,776
Net (loss) income	$(28,715)	$16,571	$(8,023)	$73,890

Earnings Per Share:
Weighted average shares outstanding - diluted	14,569,239	15,159,442	14,548,800	15,430,164

Net (loss) income per diluted share	$(1.97)	$1.09	$(0.55)	$4.79

AMWD Announces Third Quarter Results

February 26, 2026

Condensed Consolidated Balance Sheet
(Unaudited)
	January 31,	April 30,
	2026	2025

Cash & cash equivalents	$28,261	$48,195
Customer receivables, net	92,084	111,171
Inventories	188,715	178,111
Income taxes receivable	14,013	2,567
Prepaid expenses and other	38,795	24,409
Total current assets	361,868	364,453
Property, plant and equipment, net	230,491	244,989
Operating lease right-of-use assets	107,777	128,907
Goodwill, net	737,483	767,612
Other long-term assets, net	67,471	64,608
Total assets	$1,505,090	$1,570,569

Current maturities of long-term debt	$8,635	$7,659
Short-term lease liability - operating	32,108	33,598
Accounts payable & accrued expenses	111,904	141,685
Total current liabilities	152,647	182,942
Long-term debt, less current maturities	360,512	365,825
Deferred income taxes	5,029	—
Long-term lease liability - operating	82,480	102,846
Other long-term liabilities	2,522	2,958
Total liabilities	603,190	654,571
Stockholders' equity	901,900	915,998
Total liabilities & stockholders' equity	$1,505,090	$1,570,569

Condensed Consolidated Statements of Cash Flows
(Unaudited)
	Nine Months Ended
	January 31,
	2026	2025

Net cash provided by operating activities	$31,123	$63,687
Net cash used by investing activities	(28,969)	(32,192)
Net cash used by financing activities	(22,088)	(75,409)
Net decrease in cash and cash equivalents	(19,934)	(43,914)
Cash and cash equivalents, beginning of period	48,195	87,398

Cash and cash equivalents, end of period	$28,261	$43,484

AMWD Announces Third Quarter Results

February 26, 2026

Non-GAAP Financial Measures

We have reported our financial results in accordance with GAAP, and have discussed our financial results using the non-GAAP measures described below.

Management believes all of these non-GAAP financial measures provide an additional means of analyzing the current period's results against the corresponding prior period's results. However, these non-GAAP financial measures should be viewed in addition to, and not as a substitute for, the Company's reported results prepared in accordance with GAAP. Our non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

EBITDA, Adjusted EBITDA and Adjusted EBITDA margin

We use EBITDA, Adjusted EBITDA and Adjusted EBITDA margin in evaluating the performance of our business, and we use each in the preparation of our annual operating budgets and as indicators of business performance and profitability. We believe EBITDA, Adjusted EBITDA, and Adjusted EBITDA margin allow us to readily view operating trends, perform analytical comparisons and identify strategies to improve operating performance. Additionally, Adjusted EBITDA is a key measurement used in our Term Loans to determine interest rates and financial covenant compliance.

We define EBITDA as net (loss) income adjusted to exclude (1) income tax expense, (2) interest expense, net, and (3) depreciation and amortization expense. We define Adjusted EBITDA as EBITDA adjusted to exclude (1) expenses related to the pending merger with MasterBrand, Inc., (2) restructuring charges, net, (3) goodwill impairment, (4) net gain/loss on debt modification, (5) stock-based compensation expense, (6) gain/loss on asset disposals, and (7) change in fair value of foreign exchange forward contracts. We believe Adjusted EBITDA, when presented in conjunction with comparable GAAP measures, is useful for investors because management uses Adjusted EBITDA in evaluating the performance of our business.

We define Adjusted EBITDA margin as Adjusted EBITDA as a percentage of net sales.

Adjusted EPS per diluted share

We use Adjusted EPS per diluted share in evaluating the performance of our business and profitability. Management believes that this measure provides useful information to investors by offering additional ways of viewing the Company's results by providing an indication of performance and profitability excluding the impact of unusual and/or non-cash items. We define Adjusted EPS per diluted share as diluted earnings per share excluding the per share impact of (1) expenses related to the currently proposed Merger with MasterBrand, (2) restructuring charges, net, (3) goodwill impairment, (4) net gain/loss on debt modification, (5) change in fair value of foreign exchange forward contracts, and (6) the associated tax benefits.

Free cash flow

We use free cash flow to better understand cash flow trends in our business. We believe this measure gives investors an additional perspective on cash flow from operating activities in excess of amounts required for reinvestment. It also provides a measure of our ability to repay our debt obligations. We define free cash flow as net cash provided by operating activities less capital expenditures consisting of (1) cash payments to acquire property, plant and equipment and (2) cash investments in promotional displays.

Net leverage

Net leverage is a performance measure that we believe provides investors a more complete understanding of our leverage position and borrowing capacity after factoring in cash and cash equivalents that eventually could be used to repay outstanding debt.

We define net leverage as net debt (total debt less cash and cash equivalents) divided by the trailing-twelve months Adjusted EBITDA.

A reconciliation of these non-GAAP financial measures and the most directly comparable measures calculated and presented in accordance with GAAP are set forth on the following tables:

AMWD Announces Third Quarter Results

February 26, 2026

Reconciliation of EBITDA, Adjusted EBITDA and Adjusted EBITDA margin

	Three Months Ended		Nine Months Ended
	January 31,		January 31,
(in thousands)	2026	2025	2026	2025

Net (loss) income (GAAP)	$(28,715)	$16,571	$(8,023)	$73,890
Add back:
Income tax (benefit) expense	(7,794)	3,145	86	20,776
Interest expense, net	3,677	2,816	12,344	7,554
Depreciation and amortization expense	16,055	14,583	48,247	40,851
EBITDA (Non-GAAP)	$(16,777)	$37,115	$52,654	$143,071
Add back:
Merger related expenses (1)	4,156	—	13,441	—
Restructuring charges, net (2)	3,168	520	5,448	1,653
Goodwill impairment	30,129	—	30,129	—
Net loss on debt modification	—	—	—	364
Change in fair value of foreign exchange forward contracts (3)	(1,010)	(1,418)	(5,624)	8,266
Stock-based compensation expense	1,713	2,141	6,600	7,946
Net loss on disposal of property, plant and equipment	207	87	816	229
Adjusted EBITDA (Non-GAAP)	$21,586	$38,445	$103,464	$161,529

Net Sales	$324,300	$397,580	$1,121,983	$1,309,190
Net income margin (GAAP)	(8.9)%	4.2%	(0.7)%	5.6%
Adjusted EBITDA margin (Non-GAAP)	6.7%	9.7%	9.2%	12.3%

(1) Merger-related expenses are comprised of expenses related to the pending Merger with MasterBrand, Inc.
(2) Restructuring charges, net are comprised of expenses incurred related to the reductions-in-force implemented in the first nine months of fiscal 2026 in the U.S. and Mexico, the closure of the distribution facility located in Dallas, Texas, which was announced in August 2025, and the closure of the manufacturing facility located in Orange, Virginia, which was announced in January 2025.
(3) In the normal course of business, the Company is subject to risk from adverse fluctuations in foreign exchange rates. The Company limits these risks by using foreign exchange forward contracts. The changes in the fair value of the forward contracts are recorded in other (income) expense, net in the condensed consolidated statements of operations.

AMWD Announces Third Quarter Results

February 26, 2026

Reconciliation of Net (Loss) Income to Adjusted Net Income

	Three Months Ended		Nine Months Ended
	January 31,		January 31,
(in thousands, except share data)	2026	2025	2026	2025

Net (loss) income (GAAP)	$(28,715)	$16,571	$(8,023)	$73,890
Add back:
Merger related expenses	4,156	—	13,441	—
Restructuring charges, net	3,168	520	5,448	1,653
Goodwill impairment	30,129	—	30,129	—
Net loss on debt modification	—	—	—	364
Change in fair value of foreign exchange forward contracts	(1,010)	(1,418)	(5,624)	8,266
Tax benefit of add backs	(1,183)	221	(3,011)	(2,653)
Adjusted net income (Non-GAAP)	$6,545	$15,894	$32,360	$81,520

Weighted average diluted shares (GAAP)	14,569,239	15,159,442	14,548,800	15,430,164
Add back: potentially anti-dilutive shares (1)	66,031	—	67,628	—
Weighted average diluted shares (Non-GAAP)	14,635,270	15,159,442	14,616,428	15,430,164

EPS per diluted share (GAAP)	$(1.97)	$1.09	$(0.55)	$4.79
Adjusted EPS per diluted share (Non-GAAP)	$0.45	$1.05	$2.21	$5.28

(1) Potentially dilutive securities for the three- and nine-month periods ended January 31, 2026, respectively, have not been considered in the GAAP calculation of net loss per share as the effect would be anti-dilutive.

Free Cash Flow

	Nine Months Ended
	January 31,
	2026	2025

Net cash provided by operating activities	$31,123	$63,687
Less: Capital expenditures (1)	28,993	32,197
Free cash flow	$2,130	$31,490

(1) Capital expenditures consist of cash payments to acquire property, plant and equipment and cash investments in promotional displays.

AMWD Announces Third Quarter Results

February 26, 2026

Net Leverage

Twelve Months Ended
January 31,
(in thousands)	2026

Net income (GAAP)	$17,542
Add back:
Income tax expense	6,392
Interest expense, net	15,130
Depreciation and amortization expense	62,561
EBITDA (Non-GAAP)	$101,625
Add back:
Merger related expenses	13,441
Restructuring charges, net	8,403
Goodwill impairment	30,129
Net gain on debt modification	(374)
Change in fair value of foreign exchange forward contracts	(10,354)
Stock-based compensation expense	6,644
Net loss on disposal of property, plant and equipment	1,049
Adjusted EBITDA (Non-GAAP)	$150,563

As of
January 31,
2026
Current maturities of long-term debt	$8,635
Long-term debt, less current maturities	360,512
Total debt	369,147
Less: Cash and cash equivalents	(28,261)
Net debt	$340,886

Net leverage (1)	2.26

(1) Net debt divided by Adjusted EBITDA for the twelve months ended January 31, 2026.

- END -